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EXHIBIT 99
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RAIT INVESTMENT TRUST ANNOUNCES THIRD QUARTER 2002 NET INCOME UP 72% OVER THIRD
QUARTER 2001

PHILADELPHIA, PA -- OCTOBER 24, 2002 --


THIRD QUARTER HIGHLIGHTS

- Revenue of $19.3 million for the third quarter 2002 represents a 35% increase over the third quarter 2001 revenue of $14.3 million.

- Net income of $11.4 million for the third quarter 2002 represents a 72% increase over the third quarter 2001 net income of $6.6 million.

- Net income per common share diluted for the third quarter 2002 increases 13% to $0.63 based on 18.3 million weighted average common shares diluted from $0.56 for the third quarter 2001 based on 11.9 million weighted average common shares diluted.

RAIT Investment Trust (RAIT) (NYSE: RAS), a company that provides specialized financing to the real estate market, reported revenues of $19.3 million and $14.3 million for the three months ended September 30, 2002 and 2001, respectively, and revenues of $53.5 million and $37.3 million for the nine months ended September 30, 2002 and 2001, respectively. Included in revenue in the three and nine months ended September 30, 2002 is income from loan satisfaction of $3.2 million which related to the Company's partial repayment and conversion of two loans (total net book value of $2.3 million) into preferred interests (total book value of $3.2 million) in the entities which own the real estate underlying the loans.

Net income for the third quarter ended September 30, 2002 was $11.4 million, or $0.63 per diluted share based on 18.3 million weighted average common shares diluted, as compared to $6.6 million, or $0.56 per diluted share based on 11.9 million weighted average common shares diluted for the third quarter ended September 30, 2001.

Net income before minority interest and extraordinary gain for the nine months ended September 30, 2002 was $31.8 million, or $1.85 per diluted share based on
17.2 million weighted average common shares diluted, as compared to $14.6 million, or $1.58 per diluted share based on 9.2 million weighted average common shares diluted, for the nine months ended September 30, 2001. During the nine months ended September 30, 2001, RAIT completed the purchase of two loans underlying one of its property interests for $20.3 million. The difference between the purchase price and the underlying face value of the loans resulted in the consolidated extinguishment of debt, which was recorded as an extraordinary gain of $4.6 million ($0.50 per share diluted).


BALANCE SHEET SUMMARY
As of September 30, 2002, RAIT's total assets were $444.9 million (including $266.6 million of investments in real estate loans and $132.7 million of investments in real estate). As of December 31, 2001, RAIT's total assets were $334.6 million, (including $197.3 million of investments in real estate loans and $104.9 million of investments in real estate). RAIT's total equity was $266.5 million at September 30, 2002 and $211.0 million at December 31, 2001. Total common shares outstanding were 18,180,611 at September 30, 2002.
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DIVIDEND SUMMARY
On September 3, 2002, RAIT announced a second quarter dividend of $0.60 per share (payable on October 15, 2002 to shareholders of record on September 13, 2002). This dividend represents an annualized yield of 11.8% based on the October 24, 2002 closing stock price of $20.36. Including this second quarter dividend, RAIT has paid a regular quarterly cash dividend of at least $0.51 per share during each of the past seventeen quarters.


CONFERENCE CALL WEBCAST
Interested parties can access the LIVE Webcast of RAIT's Quarterly Earnings Conference Call at 12:00 PM EDT on Friday, October 25, 2002 by clicking on the Webcast link on RAIT's homepage at www.raitinvestmenttrust.com. The webcast will be archived on the RAIT website for four weeks.


ABOUT RAIT INVESTMENT TRUST
RAIT Investment Trust (NYSE:RAS) is a specialty finance company focused on the commercial real estate industry. RAIT provides structured financing to private and corporate owners of real estate, including senior and junior mortgage debt and mezzanine lending, and acquires real estate for its own account. RAIT, which is taxed as a real estate investment trust, seeks to deliver risk-adjusted returns on equity to shareholders by providing tailored and flexible financing products to its customers. For more information please visit www.raitinvestmenttrust.com or call Investor Relations at 215-861-7900. If you would like to be added to RAIT's distribution list to receive news, updates and announcements, please email info@raitinvestmenttrust.com.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT Investment Trust's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward looking statement, see RAIT's filings with the Securities and Exchange Commission, including Registration Statement No. 333-69422 under the section entitled "Risk Factors", the Form 10-K, as amended, for the year ended December 31, 2001 and the most recent filed Quarterly Report on Form 10-Q. RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein

RAIT INVESTMENT TRUST CONTACT
Andres Viroslav
215-861-7923
aviroslav@raitinvestmenttrust.com
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                              RAIT INVESTMENT TRUST
                                and Subsidiaries
                        Consolidated Statements of Income
                                   (unaudited)

                                                    For the three months              For the nine months
                                                     ended September 30,              ended September 30,
                                                     -------------------              -------------------
                                                   2002             2001             2002             2001
                                               -----------      -----------      -----------      -----------
REVENUES
Interest income                                $ 8,369,948      $ 5,877,477      $24,257,745      $16,180,248
Rental income                                    6,175,076        5,701,081       19,305,057       16,049,715
Fee income and other                               910,754        2,588,282        4,610,134        4,745,642
Investment income                                  681,589          139,217        1,208,227          276,410
Gain on sale of loan                                    --               --          947,974               --
Income from loan satisfaction                    3,181,670               --        3,181,670               --
                                               -----------      -----------      -----------      -----------
      Total revenues                            19,319,037       14,306,057       53,510,807       37,252,015

COSTS AND EXPENSES
Interest                                         2,570,182        2,592,566        6,787,724        8,485,720
Property operating expenses                      3,291,188        3,439,836        9,426,034        8,888,646
Salaries and related benefits                      751,568          521,125        1,654,652        1,753,418
General and administrative                         492,645          330,195        1,167,795        1,062,858
Depreciation and amortization                      908,461          799,322        2,673,264        2,450,640
                                               -----------      -----------      -----------      -----------
Total costs and expenses                         8,014,044        7,683,044       21,709,469       22,641,282
                                               -----------      -----------      -----------      -----------
Net Income before minority interest
     and extraordinary gain                     11,304,993        6,623,013       31,801,338       14,610,733
Minority interest                                  128,553           26,831           18,599           50,262
Extraordinary gain -- consolidated
     extinguishment of indebtedness
     underlying investment in real estate               --               --               --        4,633,454
                                               -----------      -----------      -----------      -----------
Net Income                                     $11,433,546      $ 6,648,844      $31,819,937      $19,294,449
                                               ===========      ===========      ===========      ===========

Earnings per share-basic:

Net income per common share
before minority interest and
extraordinary gain                             $       .62      $       .56      $      1.86      $      1.60
Minority interest                                      .01              .01               --               --
Extraordinary gain                                      --               --               --              .51
                                               -----------      -----------      -----------      -----------
Net income                                     $       .63      $       .57      $      1.86      $      2.11
                                               ===========      ===========      ===========      ===========

Weighted average common shares basic            18,149,478       11,750,828       17,126,868        9,155,629
                                               ===========      ===========      ===========      ===========

Earnings per share-diluted:

Net income per common share
before minority interest and
extraordinary gain                             $       .62      $       .56      $      1.85      $      1.58
Minority interest                                      .01               --               --              .01
Extraordinary gain                                      --               --               --              .50
                                               -----------      -----------      -----------      -----------
Net income per common share- diluted           $       .63      $       .56      $      1.85      $      2.09
                                               ===========      ===========      ===========      ===========

Weighted average common shares diluted          18,265,344       11,868,432       17,230,431        9,226,517
                                               ===========      ===========      ===========      ===========
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